EXHIBIT 23.6

                         CONSENT OF VAN NESS D. ROBINSON

         In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named as a person about to become a director of NBT Bancorp, Inc. ("NBT") in the registration statement on Form S-4 filed by NBT with the Securities and Exchange Commission on August 1, 2001.


                                                   /s/ Van Ness D. Robinson
                                                   ------------------------
                                                   Van Ness D. Robinson

         Date: July 18, 2001